Exhibit 99.1

VITALITY BIOPHARMA ANNOUNCES EFFECTIVE S-1 REGISTRATION STATEMENT AND DTC ELIGIBILITY

2 SEP 2021 / PRESS RELEASE

CLEVELAND, OHIO – (September 2, 2021) – Vitality Biopharma, Inc. (OTC Mkts: VBIO) (“Vitality” or the “Company”), an innovation-driven drug development company dedicated to unlocking the therapeutic powers of cannabinoids, today announced that the Securities and Exchange Commission has declared the Company’s Form S-1 registration statement effective. The registration statement was filed pursuant to the Securities Purchase Agreement, dated as of August 19, 2021, entered into by the Company with Triton Funds LP (“Triton”) and its affiliate, Triton Funds LLC. The registration statement registers for resale the securities to be issued to Triton under an equity line financing of up to $5,000,000. Only Triton may use the related prospectus to resell the shares registered under the registration statement.

The Company anticipates using the proceeds from the equity line financing to advance the Company’s leading prodrug candidate, VBX-100, through its pre-clinical studies and for general corporate purposes. VBX-100, a glycosylated cannabinoid developed using our proprietary enzymatic bioprocessing technologies, was recently granted Orphan Drug Designation by the FDA for the treatment of pediatric ulcerative colitis.

The Company also announced that, effective July 1, 2021, the Depository Trust Company (“DTC”) deemed the Company’s common shares eligible for electronic clearing and settlement through DTC. DTC is a subsidiary of the Depository Trust & Clearing Corporation, a company that manages the electronic clearing and settlement of publicly traded securities. Common stock that is eligible to be electronically cleared and settled through DTC are considered to be “DTC Eligible”. A “DTC eligible security” is one that is freely tradable, qualified to be held by banks and brokerage firms at DTC and traded and serviced through DTC’s electronic book-entry system. The eligibility process enhances capital market efficiencies and reduces costs by enabling eligible securities to be deposited, distributed and, for market transactions, to be settled through DTC’s automated processes.

This press release does not constitute an offer or sale of, or the solicitation of an offer to buy, securities of the Company nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vitality Biopharma, Inc.

Headquartered in Los Angeles, California, Vitality Biopharma, Inc. (www.vitality.bio) is a company focused on the advancement of pharmaceuticals and innovative technologies that improve the lives of patients. Vitality seeks to achieve this objective through the development of novel glycosylated cannabinoid prodrugs that are engineered to deliver the therapeutic benefits of cannabinoids but without their unwanted side effects. Vitality has developed over 100 novel cannabinoid compounds, including glycosylated tetrahydrocannabinol (THC) and water soluble glycosylated cannabidiol (CBD) prodrugs.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Vitality Biopharma, Inc.
Investor Relations
info@vitality.bio
+1 530.231.7800
www.vitality.bio